Exhibit 99.1

Publication Reports Human Brain Penetration and Target Engagement of Cerecor’s

Oral Kappa Opioid Receptor Antagonist, CERC-501

- Phase 2 Study of CERC-501 for Smoking Cessation to Begin in 1Q2016 -

Baltimore, Maryland — December 11, 2015 - Cerecor Inc., a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced the publication of data regarding the human brain receptor occupancy of CERC-501, formerly known as LY2456302.  In this study of healthy volunteers, CERC-501 demonstrated reproducible penetration of the blood-brain barrier and target engagement, as shown through PET (positron emission tomography) imaging.  CERC-501 is a potent and selective oral kappa opioid receptor, or KOR, antagonist being developed to treat depression and substance use disorders, such as alcohol, nicotine and/or illicit drug dependence.

The study ‘Receptor Occupancy of the Kappa Opioid Antagonist LY2456302 Measured with PET and the Novel Radiotracer 11C-LY2795050’ was conducted by researchers at the Yale University School of Medicine and Eli Lilly and Company and published in the December issue of the Journal of Pharmacology and Experimental Therapeutics (JPET).

“Kappa opioid receptor antagonists are an exciting new class of compounds that hold the promise to treat a broad range of mood and substance use disorders,” commented Dr. Blake Paterson, CEO of Cerecor. “This study demonstrated that CERC-501 gets to where it is needed in the brain to be effective and that a single dose of 10 mg of CERC-501 almost completely saturated kappa receptors in the brain at 2.5 hours post dose, supporting the exploration of doses between 4 and 25 mg in efficacy clinical trials. We wish to acknowledge the excellent scientific and collaborative effort put forth by our Lilly and Yale colleagues. We expect to initiate a Phase 2 proof-of-concept study of CERC-501 in heavy smokers in the near future with top-line data expected before the end of 2016.”

About CERC-501

Kappa opioid receptors have shown to play an important role in stress, mood and addiction.  CERC-501 is an oral, potent and selective kappa opioid receptor, or KOR, antagonist being developed for adjunctive treatment of substance use disorders (e.g., nicotine, alcohol, and/or cocaine) and major depressive disorders.  CERC-501 has demonstrated positive preclinical data in depression, nicotine withdrawal and alcohol dependence and data from three human clinical studies demonstrating that it is generally well tolerated.  Cerecor acquired CERC-501 from Eli Lilly and Company in February 2015

About Cerecor

Cerecor Inc. is a Baltimore-based biopharmaceutical company with the goal of becoming a leader in the development of innovative drugs that make a difference in the lives of patients with neurological and psychiatric diseases by addressing the unmet medical needs of underserved patient segments. We are committed to the development of drugs that improve lives by applying our extensive knowledge and experience in central nervous system disorders.  www.cerecor.com

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for the separation of Cerecor’s publicly traded units into their component securities as described herein) may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Media Contact:

MacDougall Biomedical Communications

Doug MacDougall or Joe Rayne — 781-235-3060